SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2011
Date of report (Date of earliest event reported)

VERDANT AUTOMOTIVE CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739
(Address of principal executive offices)

(909) 786-1981
 (Registrant’s telephone number)

WINWHEEL BULLION, INC.
4695 MacArthur Court, 11th Floor, Newport Beach, California 92660
 (Former name and former address.)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Effective June 8, 2011, Registrant entered into a consulting agreement with a private firm to provide financial consulting services.  The consulting agreement has a term of one (1) year and specifies that the consulting firm is to receive an aggregate amount of 1,200,000 shares of common stock of Registrant throughout the term of the agreement for its services.  Additionally, Registrant entered into an investor relations agreement with a private firm to provide investor relations and support services to Registrant.  The term of the investor relations agreement is for one (1) year and specifies that the investor relations provider shall receive an aggregate of 1,200,000 shares of common stock of Registrant throughout the term of the agreement.

As set forth more fully in Item 3.02, below, Registrant entered into a stock purchase agreement with several investors, individually, through the Private Placement.  Registrant has also granted warrants to additional investors pursuant to the terms set forth in Item 3.02, below.

ITEM 3.02	Unregistered Sales of Equity Securities.

On June 8, 2011, Registrant authorized the issuance of an aggregate of 2,593,000 shares of common stock and warrants to purchase 300,000 shares of common stock to certain investors (the “Private Placement”). Registrant received gross proceeds of $259,300 in the Private Placement.  Each warrant has a one-year term and is exercisable at $0.01 per share.

The foregoing securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  All of the investors were accredited investors, there was no general solicitation or advertising in connection with the offer or sale of securities and the securities were issued with a restrictive legend.  No placement agent or underwriter was used in connection with the Private Placement and there is no commission, finder’s fee or other compensation due or owing to any party as a result of the transactions described herein.

In connection with the matters set forth in Item 1.01, above, on June 8, 2011, Registrant authorized the issuance of an aggregate of 300,000 shares of common stock for services to be provided to Registrant.  Pursuant to the terms of the respective agreements, Registrant has committed itself to issue an additional aggregate sum of 2,100,000 shares of common stock to these consulting firms over the course of the next twelve (12) months.

ITEM 3.03	Material Modification to Rights of Security Holders.

As set forth more fully in Item 5.03, below, Registrant amended its Certificate of Incorporation to include five (5) shares of preferred stock.  By shareholder and director consent, Registrant created and designated a class of Class A Convertible Preferred Stock, consisting of five (5) shares of preferred stock, and granting the holders of Class A Convertible Preferred Stock, among other things, the collective right to fifty one percent (51%) of the common votes on any matter requiring a shareholder vote of Registrant.  On June 8, 2011, Registrant authorized the allocation of the Class A Convertible Preferred Stock to each of Registrant’s officers, together with one other substantial individual shareholder of Registrant. Each person so named received one (1) share of Class A Convertible Preferred Stock.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2011, Registrant received confirmation from the State of Delaware that, effective June 3, 2011, Registrant successfully amended its Articles of Incorporation to reflect a change in the authorized number of shares to include five (5) shares of preferred stock with a par value of One Thousandths of One Cent ($0.001).

ITEM 8.01	Other Events.

In connection with Registrant’s current report filed on May 23, 2011, regarding the name change of Registrant from “Winwheel Bullion, Inc.” to “Verdant Automotive Corporation,” Registrant on June 6, 2011, received confirmation from FINRA that the name change is effective on June 9, 2011.  Further, Registrant has obtained a new trading symbol from FINRA, namely: “VRDT.”  Finally, Registrant has obtained a new CUSIP number, namely: “923363 10 5” and ISIN Number: “US9233631053.”   Concurrent therewith, Registrant also obtained a new Internal Revenue Service Employer Identification Number, namely: “45-2405975,” as noted on the cover page of this report, and designated SIC Code “5012- Automobiles and Other Motor Vehicles” as its primary SIC Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2011	VERDANT AUTOMOTIVE CORPORATION (Registrant)

By: /s/ Dan Elliott
Dan Elliott
Chief Executive Officer